Exhibit j

                              McGLADREY & PULLEN L.L.P.
                   Certified Public Accountants & Consultants


                        CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use of our report dated December 4, 1998, on the financial statements referred to therein in Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A, File No. 2-78513 of Daily Tax Free Income Fund, Inc., as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption "Financial Statements".


                                             /s/McGLADREY & PULLEN, LLP
                                                McGladrey & Pullen, LLP

New York, New York
December 1, 1999